Exhibit 99.1

FOR IMMEDIATE RELEASE	No. 2004-15

CELLSTAR ANNOUNCES THAT IT EXPECTS REVENUES FOR THE

SECOND QUARTER TO BE LOWER THAN THE PRIOR YEAR QUARTER

CARROLLTON, TEXAS, May 27, 2004 - CellStar Corporation (NASDAQ: CLST) today announced that it expects revenues for the second quarter of 2004 to be lower than the prior year quarter. The Company expects revenues to be down approximately 10.0% to 14.0% compared to the second quarter of 2003. In the U.S. the revenue decline is primarily a result of the previously announced discontinuation of distribution services for Cricket Communications in February 2004 and the lack of product availability from some of the Company’s major suppliers, primarily Motorola, during the later part of the quarter. The suppliers sited a shortage of CDMA chipsets as the primary reason for the handset shortages. Revenues in Asia Pacific are also expected to be down compared to the second quarter of 2003, primarily in Singapore and the Philippines, which are not currently included in the proposed initial public offering in Asia.

“This quarter’s revenues speak to the heart of the reason why we are working diligently to diversify our product and service offerings in the U.S. region,” said Chief Executive Officer Robert Kaiser. “Since the handset business can be very volatile from quarter to quarter it is very important that we begin to shift more of our revenues in the U.S. to products and valued added services that will provide more stable revenue generating patterns and improved margins.”

The Company plans to release to the wire services its second quarter operating results after the market closes on Wednesday, July 14, 2004, followed by a conference call on the morning of July 15, 2004.

The full text of the press release for the second quarter operating results will be available over First Call and on our web site, www.cellstar.com, after the wire services have published the press release. After the release has been issued, CellStar Investor Relations will not be able to return phone calls until the conclusion of the conference call on July 15th.

For those investors who wish to listen to the conference call, the following information is provided:

CONFERENCE CALL – THURSDAY, July 15, 2004

11:00 a.m.	EASTERN	9:00 a.m.	MOUNTAIN
10:00 a.m.	CENTRAL	8:00 a.m.	PACIFIC

To participate in the call, please dial: 877-381-5128 – Domestic

Please plan on calling the conference center at least 10 minutes before start time to avoid last minute congestion that may cause you to miss some of the prepared remarks at the beginning of the call. The actual conference call will last approximately 1 hour. Members of the media are again invited to listen to the live conference. Questions, however, will be taken only from members of the investment community.

Investors will have the opportunity to listen to the conference call via the link on CellStar’s Investor Relations web site, and over the Internet through PR Newswire at http://www.firstcallevents.com/service/ajwz407184282gf12.html. This call will also be directly available from the Bloomberg Professional Service, www.bloomberg.com and over the First Call Network. To listen to the live call, please go to the web site at least 15 minutes early to register, download and install any necessary audio software.

For those who cannot listen to the live broadcast, a replay will be available for 30 days after the conclusion of the call through the CellStar Investor Relations web site or through PR Newswire. Replay will also be available one hour after the conclusion of the call until 6:00 p.m. on Thursday, July 22nd by dialing 800-642-1687 (Domestic) and entering the reservation number 7809728.

About CellStar

CellStar Corporation is a leading global provider of value added logistics and distribution services to the wireless communications industry, with operations in Asia-Pacific, North America and Latin America. CellStar facilitates the effective and efficient distribution of handsets, related accessories and other wireless products from leading manufacturers to network operators, agents, resellers, dealers and retailers. In many of its markets, CellStar provides activation services that generate new subscribers for its wireless carrier customers. For the year ended November 30, 2003, the Company generated revenues of $1.8 billion. Additional information about CellStar may be found on its Web site at www.cellstar.com.

This news release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. CellStar’s actual results may vary materially from anticipated results expressed in this news release.

Contact: Sherrian Gunn 972-466-5031

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